SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   __________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 4, 2004


                             ADEPT TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


        California                      0-27122                  94-2900635
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

           3011 Triad Drive
             Livermore, CA                                         94550
(Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (925) 245-3400

                                      None

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events

     Based on the report of the Inspector of Election, all five of the proposals on the ballot at the Adept Technology, Inc. Annual Meeting of Shareholders held on November 4, 2004, were approved by the shareholders. The five proposals were as follows:

a) Election of the following five (5) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

               Robert H. Bucher
               Ronald E.F. Codd
               Michael P. Kelly
               Robert J. Majteles
               Cary R. Mock

b) Approval of an amendment to the 2003 Stock Option Plan to authorize an additional 1,500,000 shares of common stock for the issuance thereunder on a pre-reverse split basis;

c)   Approval of the 2004 Director Option Plan;

d) Approval of Amendment to the Articles of Incorporation to effect a reverse stock split (to be effective on or before February 28, 2005), at a ratio to be determined by the Board of Directors, within a range from one-for-four to one-for-seven, to reduce the aggregate number of shares of common stock outstanding; and

e) Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    ADEPT TECHNOLOGY, INC.



Date: November 9, 2004                              By:/s/ Robert R. Strickland
                                                       -------------------------
                                                    Robert R. Strickland
                                                    Chief Financial Officer